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                        EXHIBIT 23 - ACCOUNTANTS CONSENT


The Stockholders and Board of Directors
North Fork Bancorporation, Inc.:



We consent to the incorporation by reference in the Registration Statements (Nos. 2-99984, 33-14903, 33-34372, 33-52504, 33-53467, 333-05513, 333-00675,
333-56329, 333-74713, and 333-19047) on Form S-8, (Nos. 333-42515, 333-35111,
and 333-24419) on Form S-4 and (Nos. 333-56913, 33-42294, 33-54222, and
333-40311) on Form S-3 of North Fork Bancorporation, Inc. of our report dated January 14, 1999 relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, cash flows, changes in stockholders' equity, and comprehensive income for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 Annual Report on Form 10-K of North Fork Bancorporation, Inc.

Our report refers to various changes in accounting as discussed in the notes to those statements.


KPMG LLP


New York, New York
March  29, 1999